UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 CURRENT REPORT Pursuant to Section 13 OR 15(d)
                     of The Securities Exchange Act of 1934



                     September 26, 2000 (September 21, 2000)
                Date of Report (Date of earliest event reported)


                                 Rent-Way, Inc.
             (Exact name of registrant as specified in its charter)


          Pennsylvania                000-22026                       25-1407782
----------------------------   ------------------------      -------------------
(State or other jurisdiction   (Commission File Number)          (IRS Employer
    of corporation)                                          Identification No.)





 One RentWay Place, Erie, Pennsylvania                           16505
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(Address of principal executive offices)                       Zip Code



Registrant's   telephone  number,   including  area  code:  (814)  455-5378
                                                         --------------------


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Item 5.           Other Events


The registrant issued the following press release on September 21, 2000:


            RENT-WAY HOSTS FIRST ANNUAL ANALYST AND INVESTOR MEETING

September 21, 2000 - Erie, Pennsylvania. Rent-Way, Inc. (NYSE-RWY) today held its first annual analyst and investor meeting, at which it discussed financial goals and business objectives for the next 2-3 years. The company highlighted its strategy to reach annualized revenues of $1 billion within the next 24 months and annualized earnings above $3.00 per share by the end of calendar 2001. Rent-Way's strategy includes national brand development, introduction of innovative products and services, and an aggressive pace of new store openings.

"Our locations are points of presence, conveniently situated near our customers. We can leverage our distribution channel by adding offerings that simplify their lives," stated William Morgenstern, Chairman and CEO of Rent-Way. "New products and services, marketed nationally under the Rent-Way brand, will attract customers to our stores. Rent-Way's size and scope allows us to distribute the most popular products, such as Gateway computers."

An underserved market of cash-oriented consumers is demanding access to products and services long available to the majority of Americans. For example, while nearly 80% of U.S. households with income of $75,000 or more have a computer, only 25% of households with income of less than $35,000 have one in their home. The 1990 census found that at least 30 million households had total income of less than $35,000. Such households typically lack access to credit cards and other sources of cash to finance purchases of large-ticket items. Rent-Way's stores are a prime distribution channel to this segment of the population.

"PC companies and their partners have already picked the low-hanging fruit," noted Jeffrey Conway, President and COO of Rent-Way. "Our company offers computer manufacturers access to customers they cannot reach otherwise. In addition to computers, we have a number of other opportunities, such as local telephone service, to add to our traditional offerings of appliances, furniture, and consumer electronics."

New store openings will play an important role in Rent-Way's growth. Early in 2000, the company announced an accelerated expansion plan. "We have identified enough locations, in existing and new markets, to execute our plan to open 350 stores over the next 3-4 years. We have already opened nearly 50 stores to date, in calendar 2000, with 15 more stores slated to open next week. We see no sign that this industry is nearing saturation," Mr.
Conway added.

Mr. Morgenstern concluded, "For the last several years, Rent-Way has built a foundation that would support a much larger company. We have emphasized investment in the people and systems necessary to support a billion dollar business. We have refined our capabilities by introducing superior operating practices, integrating acquisitions and upgrading our staff through hiring and training. Our hard work has positioned us for an exciting expansion over the next several years. Shareholders can look forward to consistently strong growth, as we increase revenue and the profitability of our stores. After nearly 20 years in the rental-purchase industry, Rent-Way continues to identify and pursue exciting new opportunities to build our company."

Rent-Way,  Inc. is the second-largest operator of rental-purchase stores in
the  USA.   Rent-Way  rents  quality,   name-brand   merchandise  such  as  home
entertainment equipment, computers, furniture and appliances from 1,126 stores in 42 states.

This press release contains forward-looking statements. While Rent-Way believes these statements to be accurate, known and unknown risks, uncertainties and other factors may cause actual results to be materially different from any results, performance or achievements expressed or implied by these statements. Several of these factors are set forth in Rent-Way's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000.

For more information, contact William E. Morgenstern, CEO, 800-736-8929, or visit www.rentway.com .

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                                      Rent-Way, Inc.
                                             -------------------------------
                                                        (Registrant)





      September 26, 2000                        /s/ William A. McDonnell
-----------------------------------        ------------------------------------
              Date                                     (Signature)




                                                  William A. McDonnell
                                      Vice President and Chief Financial Officer






      September 26, 2000                        /s/ Matthew J. Marini
 ----------------------------------        ------------------------------------
              Date                                     (Signature)
                                                    Matthew J. Marini
                                         Controller and Chief Accounting Officer